Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Xnergy Inc.

We have audited the accompanying consolidated balance sheet of Xnergy, Inc. and Variable Interest Entity (the “Company” as of December 31, 2010 and 2009 and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the years ended December 31, 2010 and 2009.  The financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xnergy Inc. and Variable Interest Entity as of December 31, 2010 and 2009 and the results of its operations and its cash flows for the years ended December 31, 2010 and 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Lake & Associates, CPA’S LLC

Lake & Associates, CPA’s LLC

Schaumburg, Illinois

October 24, 2011

1905 Wright Boulevard

Schaumburg, IL 60193

Phone: 847.524.0800

Fax: 847.524.1655

XNERGY, INC. and Variable Interest Entity
Consolidated Balance Sheets
ASSETS

	December 31,	December 31,
	2010	2009
CURRENT ASSETS
Cash	$65,006	$512,333
Restricted cash	1,500,000	1,500,000
Accounts receivable, net of allowance of
$150,332 and $140,000 respectively	665,845	6,356,991
Costs in excess of billings	10,830	13,354
Prepaid expenses	25,500	26,882
Other current assets	4,475	72,621

Total Current Assets	2,271,656	8,482,181

PROPERTY AND EQUIPMENT, net	3,672,902	3,790,249
OTHER ASSETS
Related party receivables	2,590,523	2,524,063
Other assets	29,864	29,864

Total Other Assets	2,620,387	2,553,927

TOTAL ASSETS	$8,564,945	$14,826,357

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,654,532	$6,823,234
Billings in excess of revenues	207,350	1,234,225
Current portion of long-term liabilities	1,578,361	1,512,751
Total Current Liabilities	3,440,243	9,570,210
LONG-TERM LIABILITIES
Loans and notes payable-related parties	2,566,899	2,188,900
Loans and notes payable	1,665,841	2,099,774
Total Long-term Liabilities	4,232,740	4,288,674
Total Liabilities	7,672,983	13,858,884
STOCKHOLDERS' EQUITY
Common stock; 100,000 shares authorized,
at no par value, 100,000 and 100,000
shares issued and outstanding, respectively	50,000	50,000
Additional paid in capital	424,968	424,968
Non controlling interest	295,190	285,992
Retained earnings	121,804	206,513
Total Stockholders' Equity	891,962	967,473
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,564,945	$14,826,357

The accompanying notes are an integral part of these consolidated financial statements

XNERGY, INC. and Variable Interest Entity
Consolidated Statements of Operations

	For the Year Ended
	December 31,
	2010	2009
REVENUES	$18,120,860	$16,398,183
COST OF GOODS SOLD	14,084,438	12,417,517
GROSS PROFIT	4,036,422	3,980,666

OPERATING EXPENSES
Depreciation and amortization	135,021	153,944
Salary and wages	1,743,197	1,937,010
Professional fees	279,845	621,223
General and administrative	1,249,195	1,892,337

Total Operating Expenses	3,407,258	4,604,514

INCOME (LOSS) FROM OPERATIONS	629,164	(623,848)

OTHER EXPENSE
Other income	159,216	2,303,657
Interest income	-	100,963
Interest expense	(218,378)	(273,703)

TOTAL OTHER EXPENSE	(59,162)	2,130,917
INCOME BEFORE INCOME TAXES	570,002	1,507,069
INCOME TAX EXPENSE	(30,738)	(25,109)

NET INCOME BEFORE NON-CONTROLLING INTERESTS	539,264	1,481,960
NON-CONTROLLING INTEREST IN VARIABLE INTEREST ENTITY	(9,198)	(6,085)

NET INCOME	$530,066	$1,475,875

The accompanying notes are an integral part of these consolidated financial statements

XNERGY, INC. and Variable Interest Entity
Consolidated Statements of Stockholders' Equity

			Additional	Non		Total
	Common Stock		Paid-In	Controlling	Retained	Stockholders'
	Shares	Amount	Capital	Interest	Earnings	Equity

Balance, December 31, 2008	100,000	$50,000	$424,968	$279,907	$(849,118)	$(94,243)

Shareholder distributions	-	-	-	-	(420,244)	(420,244)

Net income for the year ended
December 31, 2009	-	-	-	6,085	1,475,875	1,481,960

Balance, December 31, 2009	100,000	50,000	424,968	285,992	206,513	967,473

Shareholder distributions	-	-	-	-	(614,775)	(614,775)

Net income for the year ended
December 31, 2010	-	-	-	9,198	530,066	539,264

Balance, December 31, 2010	100,000	$50,000	$424,968	$295,190	$121,804	$891,962

The accompanying notes are an integral part of these consolidated financial statements

XNERGY, INC. and Variable Interest Entity
Consolidated Statements of Cash Flows

	For the Years Ended
	December 31,
	2010	2009
OPERATING ACTIVITIES
Net income	$539,264	$1,481,960
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	135,021	153,944
Changes in operating assets and liabilities:
Accounts receivable	5,691,146	(4,463,061)
Costs in excess of billings	2,524	65,385
Other assets	69,528	3,265
Billings in excess of costs	(1,026,875)	577,489
Accounts payable and accrued expenses	(5,168,702)	3,886,431

Net Cash Provided by (Used in) Operating Activities	241,906	1,705,413

INVESTING ACTIVITIES
Purchase of property and equipment	(17,674)	(3,608)
Loans to stockholders	(66,460)	(78,265)

Net Cash Used in Investing Activities	(84,134)	(81,873)

FINANCING ACTIVITIES
Proceeds from loans and notes payable-related parties	377,999	-
Payments on loans and notes payable-related parties	-	(349,041)
Shareholder distributions	(614,775)	(420,244)
Repayment short term and installment notes payable	(368,323)	(582,668)

Net Cash Provided by (Used in) Financing Activities	(605,099)	(1,351,953)

NET INCREASE (DECREASE) IN CASH	(447,327)	271,587
CASH AT BEGINNING OF YEAR	2,012,333	1,740,746

CASH AT END OF YEAR	$1,565,006	$2,012,333

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$218,378	$285,466
Income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

XNERGY, INC. and Variable Interest Entity

Notes to the Combined Financial Statements

December 31, 2010 and 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company Background

Xnergy, Inc. (the Company) is a general contractor, specializing in mechanical engineering for the biotech, medical device and semi-conductor industries. Other activities include installation of electrical cogeneration plants and the repair and preventative maintenance of plumbing and HVAC systems.

The Company’s financial statements include the assets and liabilities of its variable interest entity, CJ3, LLC. (“CJ3”).

Use of Estimates and Accounting Basis

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash. The Company’s cash balances are maintained in accounts held by major banks and financial institutions located in the United States.  The Company can maintain amounts on deposit with financial institutions that are in excess of the federally insured limit of $250,000. The risk is managed by maintaining all deposits in high quality financial institutions. The Company had approximately $1,300,000 and $1,750,000 of cash balances in excess of federally insured limits at December 31, 2010 and 2009, respectively.

Cash and Cash Equivalents

Cash is comprised of cash on hand or on deposit in banks.  The Company considers certificates of deposit with an original maturity of less than one year and all money market funds to be cash equivalents. The Company’s certificates of deposit in the amount of $1,500,000 are used as collateral for the line of credit and are classified as restricted cash.

Operating Cycle

The length of the Company’s contracts vary but are typically one to two years in duration. Therefore, contract-related assets and liabilities are classified as current since they generally have realization and liquidation within one to two years of the balance sheet date.

XNERGY, INC. and Variable Interest Entity

Notes to the Combined Financial Statements

December 31, 2010 and 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment are stated at cost.  Depreciation is provided using the straight-line methods over the estimated useful lives of the related assets.  Expenditures for maintenance and repairs are charged to expense as incurred.

Assets	Estimated useful life
Furniture and fixtures	5 Years
Machinery and equipment	7 Years
Buildings	40 Years

Accounts Receivable

Receivables from the sale of goods and services are stated at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts.  The allowance is calculated based on past collectability and customer relationships.  The Company recorded an allowance for doubtful accounts of $150,332 and $140,000 for the years ended December 31, 2010 and 2009, respectively.

Comprehensive Income

The Company has no items of other comprehensive income as of December 31, 2010 and 2009.

Fair Value of Financial Instruments

In accordance with ASC 820, the carrying value of cash and cash equivalents, accounts receivable and accounts payable approximates fair value due to the short-term maturity of these instruments.  ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

XNERGY, INC. and Variable Interest Entity

Notes to the Combined Financial Statements

December 31, 2010 and 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The carrying amounts reported in the balance sheets for cash, accounts receivable, accounts payable and accrued expenses approximate their fair market value based on the short-term maturity of these instruments. The following table presents assets and liabilities that are measured and recognized at fair value as of December 31, 2010, on a non-recurring basis:

Assets and liabilities measured at fair value on a recurring and nonrecurring basis at December 31, 2010:

				Total
				Carrying
Nonrecurring:	Level 1	Level 2	Level 3	Value
Related party receivables	$-	$-	$2,590,523	$2,590,523
Loans and Notes Payable	-	-	(5,811,101)	(5,811,101)
	$-	$-	$(3,220,578)	$(3,220,578)

A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The following is a description of the valuation methodology used to measure fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Related Party Receivables: The Company has advanced funds to its shareholders which are recorded on the books at cost.  The Company has determined that there is no impairment to the carrying value of this asset.

Loans and Notes Payable:  Market prices are not available for the Company's loans and notes payable, nor are market prices of similar loans and notes available.  The Company assessed that the fair value of this liability approximates its carrying value.

The method described above may produce a current fair value calculation that may not be indicative of net realizable value or reflective of future fair values. If a readily determined market values became available or if actual performance were to vary appreciably from assumptions used, assumptions may need to be adjusted, which could result in material differences from the recorded carrying amounts. The Company believes its method of determining fair value is appropriate and consistent with other market participants. However, the use of different methodologies or different assumptions to value certain financial instruments could result in a different estimate of fair value.

XNERGY, INC. and Variable Interest Entity

Notes to the Combined Financial Statements

December 31, 2010 and 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The following tables present the fair value of financial instruments as of December 31, 2010, by caption on the balance sheet and by ASC 820 valuation hierarchy described above.

Level 3 Reconciliation:

	Notes Payable	Related Party Receivables
Level 3 assets and liabilities at December 31, 2009:	$(5,801,425)	$2,524,063
Purchases, sales, issuances and settlements (net)	(9,676)	66,460
Total level 3 assets and liabilities at December 31, 2010	$(5,811,101)	$2,590,523

Valuation of Long-Lived Assets

Long-lived tangible assets and definite-lived intangible assets are reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company uses an estimate of undiscounted future net cash flows of the assets over the remaining useful lives in determining whether the carrying value of the assets is recoverable. If the carrying values of the assets exceed the expected future cash flows of the assets, the Company recognizes an impairment loss equal to the difference between the carrying values of the assets and their estimated fair values.

Impairment of long-lived assets is assessed at the lowest levels for which there are identifiable cash flows that are independent from other groups of assets. The evaluation of long-lived assets requires the Company to use estimates of future cash flows. However, actual cash flows may differ from the estimated future cash flows used in these impairment tests. As of December 31, 2010, management does not believe any of the Company’s assets were impaired.

Revenue Recognition

Revenue from fixed-price and modified fixed-price construction contracts are recognized on the percentage of completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. Under this method, the Company recognizes as profit that portion of the total profit anticipated from the contract which the cost of the work completed bears to the estimated total cost of the work covered by the contract. Where a loss is forecast for a contract, the full amount of the anticipated loss is recognized in the year in which it is determined that a loss will occur. The Company bills for time and material after completion based on actual costs with mark-up.

The performance of some contracts may extend over several years therefore periodic reviews of estimated final revenues and costs are necessary during the term of the contract. Final contract settlements and periodic reviews may result in revisions to estimated final contract profits or losses which have the effect of including cumulative adjustments to income reported to date in the subsequent accounting periods.

XNERGY, INC. and Variable Interest Entity

Notes to the Combined Financial Statements

December 31, 2010 and 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Profit incentives are included in revenue when realization is reasonably assured. Contract costs include all direct material and labor, payroll taxes, insurance and other costs. Revenue and costs of revenue are calculated based upon individual contracts, even when groups of contracts are closely related. Contract options and additions are accounted for as separate projects if they differ significantly from the existing project.

The Company classifies cumulative customer billings that exceed revenues recognized to date as billings in excess of costs and estimated earnings from uncompleted contracts. Revenue recognized to date that exceed cumulative customer billings are classified as costs and estimated earnings in excess of billings on uncompleted contracts.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $26,092 and $38,214 as of December 31, 2010 and 2009, respectively.

Income Taxes

The Company is comprised of two different legal business entities, a federal sub-chapter S corporation and a California LLC, and are therefore not subject to Federal taxes. Accordingly, the losses and deductions of the Company are allocated to the individual members or shareholders. Income tax expense consists of California income taxes of $30,738 and $25,109 the years ended December 31, 2010 and 2009, respectively.

The Company adopted the provisions of ASC 740-10-05-06 on accounting for uncertainty in income taxes on January 1, 2009. This guidance prescribes a recognition threshold and measurement attribute criteria for the financial statement recognition and measurement of tax positions taken or expected to be taken on a tax return. As such the Company recognizes the financial statement benefit only if it is more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s policy is to recognize tax interest and penalties related to unrecognized tax benefits with income tax expense in the statement of operations and a deferred tax liability in the balance sheet.

Profit Sharing and Retirement Contribution

The Company awards annual bonuses to selected employees based upon net profits using management’s discretion. The Company awarded discretionary bonuses of $-0- and $100,000 for the years ended December 31, 2010 and 2009, respectively.

The Company maintains a defined contribution profit sharing plan for the benefit of eligible employees. The Company matches the lesser of up to 2% of gross pay or the amount contributed. The Company made a matching contribution of $30,042 and $44,283 for the years ended December 31, 2010 and 2009, respectively.

XNERGY, INC. and Variable Interest Entity

Notes to the Combined Financial Statements

December 31, 2010 and 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 2 - VARIABLE INTEREST ENTITY

ASC 810 requires that if an enterprise is the primary beneficiary of a variable entity, the assets, liabilities and results of operations of the variable interest entity should be included in the combined financial statements of the enterprise. The Company leases its office and corporate headquarters building from CJ3.The Company’s shareholders have a non controlling interest in CJ3. The Company believes that it is the primary beneficiary of CJ3 and accounts for CJ3as a variable interest entity. The Company paid $264,000 of rent to CJ3 during the years ended December 31, 2010 and 2009, which has been eliminated from other income and general and administrative expense in the combined financial statements. Future minimum rental payments under the operating lease are as follows:

Year	Amount
2011	$264,000
2012	264,000
2013	264,000
2014	264,000
2015	264,000
Thereafter	2,706,000
Total	$4,026,000

XNERGY, INC. and Variable Interest Entity

Notes to the Combined Financial Statements

December 31, 2010 and 2009

NOTE 3 - PROPERTY AND EQUIPMENT

The major classes of assets as of December 31, are as follows:

	2010	2009
Building	$1,824,523	$1,824,523
Land	674,824	674,824
Vehicles	8,448	8,448
Leasehold improvements	1,435,144	1,435,144
Office furniture	86,882	85,758
Shop equipment	111,644	112,097
Office equipment	320,802	287,811
Tools	75,819	6,1645
Capital lease	21,103	50,487
Sub Total	4,559,189	4,544,256
Accumulated Depreciation	(886,287)	(754,007)
Total	$3,672,902	$3,790,249

Depreciation expense was $135,021 and $153,944, for the years ended December 31, 2010 and 2009, respectively.

NOTE 4 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

A summary of Accounts Payable and Accrued Expenses as of December 31, are as  follows:

	2010	2009
Accounts Payable	$1,280,907	$3,988,674
Taxes Payable	85,148	20,453
Payroll and Vacation Payable	163,228	277,431
Reserve for Warranty	32,628	50,331
401K Payable	3,747	25,094
Other Payables	88,874	2,461,251
Total	$1,654,532	$6,823,234

XNERGY, INC. and Variable Interest Entity

Notes to the Combined Financial Statements

December 31, 2010 and 2009

NOTE 5 - OPERATING LEASES

The Company leases several vehicles from unrelated parties under non cancellable operating leases. The leases are typically four years. As of December 31, 2010, future minimum lease payments are as follows:

Year	Amount
2011	$72,691
2012	27,942
2013	17,534
2014	771
2015	-
Thereafter	-
Total	$118,938

NOTE 6 - CAPITAL LEASES

The Company leases certain machinery and equipment under financing leases. The cost of the machinery and equipment is included in the balance sheet as property and equipment and totals $50,487. Accumulated depreciation of the leased equipment is $50,487 as of December 31, 2010. As of December 31, 2010, future minimum lease payments are as follows:

Year	Amount
2011	$5,905
2012	5,905
2013	-
2014	-
2015	-
Thereafter	-
Total	11,810
Interest on lease payments	(1,738)
Present value of net minimum lease payments	$10,072

XNERGY, INC. and Variable Interest Entity

Notes to the Combined Financial Statements

December 31, 2010 and 2009

NOTE 7 - NOTES PAYABLE

Fixed Interest Line of Credit

On October 31, 2007, the Company entered into a revolving line of credit for $1,500,000 with interest payable monthly at 6%. The line of credit was renewed effective June 17, 2010. The outstanding balance as of December 31, 2010 and 2009 was $1,500,000 and $994,981, respectively. Borrowings under the line of credit are collateralized by certificates of deposit for $1,500,000. The line of credit is subject to guarantees by shareholders of the Company.

Mortgage Payable (First Trust Deed)

CJ3 has mortgage debt on the building. The interest rate is fixed at 7.09% for five years, then switches to a variable rate loan based on the weekly average yield on the U.S. Treasury Securities index adjusted to a constant maturity of five years plus 2.5 basis points for 59 consecutive principal and interest (estimated to be 7.17%) with a final balloon payment estimated to be $1,270,489 due on March 23, 2016. Payments are $11,454 per month, principal and interest. The balance of the note payable at December 31, 2010 and 2009 was $1,462,425 and $1,492,599, respectively. The loan includes penalty provisions for early payment and is guaranteed by the shareholders.

Small Business Administration Loan (Second Trust Deed)

CJ3 has a second mortgage debt on the building. The interest rate is fixed at 5.79%. Payments are $9,208 per month, principal and interest. The balance of the note payable at December 31, 2010 and 2009 was $1,172,763 and $1,214,071, respectively. The loan includes penalty provisions for early payment and is guaranteed by the shareholders.

Below is a table detailing required payments on outstanding debt over the next five years:

Amount of
Principal Payments
Year	Due
2011	$1,578,361
2012	83,219
2013	88,706
2014	94,559
2015	100,798
Thereafter	2,199,617
Total	$4,145,260

XNERGY, INC. and Variable Interest Entity

Notes to the Combined Financial Statements

December 31, 2010 and 2009

NOTE 8 - RELATED PARTY TRANSACTIONS

Related Party Receivables

On June 17, 2008, two of the Company’s stockholders agreed to purchase the shares of another shareholder for $2,486,850. Concurrent with this agreement, the Company agreed to issue a promissory note for the payment for the stock. The liability was recorded along with notes receivable from the purchasing stockholders. The notes receivable bear interest at 3.2% and are due 60 consecutive months commencing August 1, 2008. The notes are secured by 49,750 shares of the Company’s common stock. As of December 31, 2010 and 2009, the notes receivable totaled $2,590,523 and $2,524,063, respectively.

Loans and Notes Payable-Related Parties

As explained above, the Company has agreed to pay $2,486,850 for the purchase of its shares. Principal and interest payments are currently $48,456 per month. As of December 31, 2010 and 2009, the notes payable totaled $1,889,782 and $2,471,253, respectively.

Related Party Lease

As disclosed in Note 1, the Company leases its building from present and former shareholders.

NOTE 9 - EQUITY

The Company has 100,000 shares of no par common stock authorized with 100,000 shares issued and outstanding as of December 31, 2010 and 2009.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company is subject to litigation as the result of transactions incurred in the normal course of business. If the assessment of a contingency indicates that a material loss has occurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s financial statements. The Company has no amounts accrued as of December 31, 2010 and 2009, respectively.

NOTE 11 - SUBSEQUENT EVENTS

Legal Proceedings

During 2011, the Company entered into settlements of legal claims made during 2011. In the first case the Company has agreed to pay $450,000 for subcontractor services upon final settlement of the litigation. In the second case the Company has agreed to pay $107,308.

XNERGY, INC. and Variable Interest Entity

Notes to the Combined Financial Statements

December 31, 2010 and 2009

NOTE 11 - SUBSEQUENT EVENTS (CONTINUED)

Change of Ownership

On September 7, 2011, the Company was acquired by Blue Earth, Inc. (“BBLU”). Pursuant to the terms and conditions of an Agreement and Plan of Merger (the “Plan”), BBLU purchased all of the capital stock of Company for a Purchase Price of $15,012,010 (the “Purchase Price”).  BBLU issued to the two shareholders of the Company an aggregate of 4,500,000 shares of restricted common stock, valued at $3.00 per share.  The shares are subject to a lock-up period whereby 1,000,000 of the shares are eligible for sale beginning one year from the closing date and the remaining 3,500,000 shares are eligible for sale commencing two years from the Closing Date.  The Company’s stockholders had previously acquired all of the shares of the Company owned by a former stockholder for $1,512,010 evidenced by a promissory note. BBLU paid the Company’s stockholders $10.00 and other good and valuable consideration for the right to assume payment to the former stockholder. BBLU has made two payments and will continue to make payments for up to 30 months to the former stockholder.  These shares are currently held in escrow and BBLU has the right to vote the shares while they are in escrow.

BBLU had advanced an aggregate of $620,557 to or on behalf of the Company in addition to the Purchase Price. BBLU is required to make an additional $400,000 capital contribution to the Company within three days of the closing.

In accordance with ASC 855, management evaluated the subsequent events through the date of this report and has no additional material events to report.